PINPOINT RECOVERY SOLUTIONS CORP.

AMENDED
SUBSCRIPTION AGREEMENT

The undersigned (hereinafter "Subscriber") hereby confirms his/her/its subscription for the purchase of units, each unit to consist of (1) 8,235 shares of common stock, par value $.01 per share ("Common Stock") of Pinpoint Recovery Solutions Corp., a Delaware corporation (the "Company"), and (2) a common stock purchase warrant entitling the holder to purchase up to 2,000 shares of Common Stock of the Company at an exercise price equal to $2.50 per share (the "Warrants"), on the terms described below (the "Units"):

Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in Amendment No. 1 to the Confidential Private Placement Memorandum of the Company, dated as of May 29, 2007, and its attachments thereto (the "Memorandum"). The Units and the underlying Common Stock and the warrants and the shares to be obtained upon the exercise of the warrants (the "Warrant Shares") are sometimes referred to herein as the "Securities."

In connection with this subscription, Subscriber and the Company agree as follows:

1.    Purchase and Sale of the Units.

(a) The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, such number of Units at a price of Twenty-Five Thousand Dollars ($25,000) per Unit (the "Unit Price") and for the aggregate subscription amount set forth on the signature page hereto. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it. The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber's address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company's acceptance of this Subscription. The Company and T.R. Winston & Company, LLC (the "Placement Agent") reserve the right, in their sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part. Following the acceptance of this Subscription Agreement by the Company and subject to the terms set forth in the Memorandum, and the receipt and acceptance by the Company of subscriptions to the Minimum Offering (defined below), the Company shall issue and deliver to Subscriber (i) a share certificate evidencing the applicable number of Shares subscribed for hereunder against payment in U.S. Dollars of the Purchase Price (as defined below) and (ii) a Warrant exercisable at $2.50 per share, subject to the terms and conditions set forth in the Memorandum. If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement. If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

(b) Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Units set forth on the signature page hereof in an amount required to purchase and pay for the Units subscribed for hereunder (the "Purchase Price"), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of "Continental Stock Transfer & Trust Company - Pinpoint Recovery Solutions Corp. Escrow Account."

(c) Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to $6,000,000 of Units, which offering is being made. on a "best efforts" basis, for a minimum of 80 Units (the "Minimum Offering") and a maximum of 240 Units (the "Maximum Offering"). Subscriber understands that payments hereunder as to the Minimum Offering will be held in a non-interest bearing escrow account established by the Company with Continental Stock Transfer & Trust Company as escrow agent, and will be released to the Company if subscriptions for the Minimum Offering are received and accepted by the Company within the Offering Period (as described in the Memorandum), including any extended period, subject to certain terms and conditions set forth in the Memorandum, including the completion of the acquisition of the assets of SALT. If subscriptions for the Minimum Offering are not received and accepted by the Company within the Offering Period (including any extended period), the funds held in such escrow account will be promptly returned to the subscribers in full without interest or deduction. If the Company or the Placement Agent rejects all or a portion of any subscription, a check will be promptly mailed to the Subscriber for all, or the appropriate portion of, the amount submitted with such Subscriber's subscription, without interest or deduction. All subscriptions received after subscriptions for the Minimum Offering have been received and accepted by the Company and the Placement Agent will be deposited in such escrow account until accepted by the Company and the Placement Agent, whereupon such subscription proceeds will be released by the escrow agent to the Company.

2.    Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company and the Placement Agent as follows:

(a) Subscriber is an "accredited investor" as defined by Rule 501 under the Securities Act of 1933, as amended (the "Act"), and Subscriber is capable of evaluating the merits and risks of Subscriber's investment in the Units and has the ability and capacity to protect Subscriber's interests.

(b) Subscriber understands that the Securities are not presently registered, but Subscriber is entitled to certain rights with respect to the registration of the common stock underlying the Units (see Section 6 below). Subscriber understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exemption claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Securities are untrue or, notwithstanding the Subscriber's representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(c) Subscriber is purchasing the Securities subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the United States Securities and Exchange Commission (the "SEC") thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d) Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future and as a result, Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, each of the Company and SALT, or any authorized person acting on behalf of such entity concerning such entity and its business and to obtain any additional information, to the extent possessed by the Company and SALT (or to the extent it could have been acquired by the Company or SALT without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss each of the Company's and SALT's business, management and financial affairs with such entity's management or any authorized person acting on its behalf. Subscriber has received and reviewed the Memorandum and all the information concerning the Company, SALT and the Units, both written and oral, that Subscriber desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that Subscriber desires with respect to each of the Company's and SALT's business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber's own knowledge and understanding of the Company, SALT and the business of each such entity based upon Subscriber's own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below. Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Memorandum and Subscriber has not relied on any other representations or information.

(f) Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber's obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

Subscriber has carefully considered and has discussed with the Subscriber's legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber's particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h) This Subscription Agreement and the Accredited Investor Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(i) There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber's assets before any court or governmental agency (nor, to Subscriber's knowledge, is there any threat thereof) which would impair in any way Subscriber's ability to enter into and fully perform Subscriber's commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j) The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber's articles of incorporation or by-laws, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

(k) Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the "Risk Factors" section of the Memorandum.

(m) Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n) Subscriber is aware that the Securities are and will be, when issued, "restricted securities" as that teal' is defined in Rule 144 of the general rules and regulations under the Act.

(o) Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

(p) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(q) Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company's intention to do so. Any sales, transfers, or other dispositions of the Securities by Subscriber, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(s) Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(t) Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber's own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to the resale or distribution thereof; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(u) Subscriber understands that the Company and the Placement Agent shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber's funds). This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company. In the event that this subscription is rejected, then Subscriber's subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

(v) Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Memorandum and this Subscription Agreement.

(w) Subscriber represents that Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.

(x) Subscriber has carefully read this Subscription Agreement and the Memorandum, and Subscriber has accurately completed the Accredited Investor Questionnaire which accompanies this Subscription Agreement.

(y) No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Memorandum or in this Subscription Agreement.

(z) Subscriber represents and warrants, to the best of Subscriber's knowledge, that other than the Placement Agent, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(aa) Subscriber represents and warrants that Subscriber has not distributed or reproduced the Memorandum, in whole or in part, at any time, without the prior written consent of the Company and the Placement Agent.

(bb) If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

(cc) If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Units, shares of Common Stock, Warrant and Warrant Shares as provided herein; (ii) its purchase of the Units will not result in any violation of, or conflict with, any term or provision of the charter, By-Laws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber's purchase of the Units has been duly authorized by all necessary action on behalf of the Subscriber; and (iv) all of the documents relating to the Subscriber's subscription to the Units have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber.

(dd) The Subscriber acknowledges that if he or she is a registered representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm.

(ee) The Subscriber understands that all information regarding the Offering is confidential and represents that it will not be used for any purpose other than in connection with his, her or its consideration of a purchase of the Securities and agrees to treat it in a confidential manner.

(ft) The Subscriber acknowledges that the Placement Agent (including any of its members, managers, employees, agents or representatives) has not made any representations or warranties to the Subscriber concerning the Company or any subsidiary and their respective businesses, condition (financial or otherwise) or prospects.

3.    Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a) The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.

(b) The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement and the Memorandum. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(d) In addition to the foregoing, Subscriber shall be entitled to rely on all of the representations, warranties and covenants made by the Company to the Placement Agent in that certain Placement Agency Agreement, as the same may be amended, entered into between the Placement Agent and the Company in connection with the Offering as if such representations, warranties and covenants were made directly to the Subscriber.

 4.    Condition to Obligations of Subscriber. The Subscriber's obligations hereunder are subject to the closing of the transactions contemplated by the Asset Purchase Agreement, pursuant to which the Company acquired the assets and assumed certain liabilities of SALT as described in the Memorandum.

5.    Indemnification. Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, shareholders, agents, attorneys, representatives and affiliates, and any person acting for or on behalf of the Company or the Placement Agent, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys' fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with this investment. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.

6.    Registration Rights.

(a) In consideration of the investment in the Units described in this Subscription Agreement and the Memorandum, the Company hereby grants to the Subscriber, and Subscriber hereby agrees to and accepts from the Company, the registration rights set forth in the Registration Rights Agreement, substantially in the form contained in the Memorandum as Exhibit 13 (the "Registration Rights Agreement").

(b) In connection with the exercise by Subscriber of the registration rights set forth in the Registration Rights Agreement, and with respect to the Securities held by such Subscriber, Subscriber hereby covenants that, prior to filing a Registration Statement or Prospectus (each as defined in Registration Rights Agreement) or any amendments or supplements thereto, Subscriber shall promptly and truthfully complete and execute a selling security-holder questionnaire provided by the Company, and provide any and all such other material information as the Company may require in order to prepare and file such Registration Statement; Prospectus or any amendment or supplement thereto.

7.    Miscellaneous.

(a) Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber's interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber's heirs, executors, administrators, successors, and permitted assigns.

(c) Subscriber has read and has accurately completed this entire Subscription Agreement.

(d) This Subscription Agreement, together with the Memorandum, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(e) Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber's own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

If to the Company:

Pinpoint Recovery Solutions Corp.
30 East 81st Street, Suite 11E
New York, New York 10028
Attention: Andrew Scott
Telephone: 212-895-3526
Facsimile: 212-895-3783

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attention: Howard S. Jacobs, Esq.
Telephone: 212-940-8505
Facsimile: 212-894-5505

If to the Holder, to the Address Set Forth In the Records of the Company.

(g) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber's heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.

(i) Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party which is mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

(j) If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(k) The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(l) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(m) This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$	Units

Purchase Price

Print or Type Name	Print or Type Name (Joint-owner)

Signature Number of	Signature (Joint-owner)
Date
Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_______ Joint Tenancy	Tenants in Common

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Total Purchase Price	Number of Units

Print or Type Name of Entity

Address

Tax I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate Title or Position with Entity

Signature (other authorized signatory)	Print or Type Name and Indicate Title or Position with Entity

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to Units.

PINPOINT RECOVERY SOLUTIONS CORP.

By:

Name:
Title:

Date: , 2007

ACCREDITED INVESTOR QUESTIONNAIRE

Pinpoint Recovery Solutions Corp. 30 East 80 Street, Suite 11E New York, New York 10028

Ladies and Gentlemen:

The undersigned hereby refers to the Subscription Agreement executed and delivered to the Company by the undersigned as of the date hereof. In connection with the subscription thereunder by the undersigned to purchase Units consisting of shares of Common Stock and warrants to purchase Common Stock, the undersigned hereby represents and warrants to you that such individual or entity

_____ does

_____ does not

meet at least one of the tests listed on the attached Qualifications Schedule for an "accredited investor" (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

Dated: _________, 2007

Very truly yours,

Name of Individual or Entity

Capacity of Signatory, if applicable

Authorized Signature

Name of Individual — Joint Investor —, if applicable

Authorized Signature

QUALIFICATIONS SCHEDULE

ACCREDITED INVESTOR STATUS

NOTE: "Accredited Investors" are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth {each as described below) may qualify as Accredited Investors. Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

You may qualify as an Accredited Investor under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), if you meet any of the following tests:

FOR INDIVIDUALS ONLY

1. You are a director or an executive officer of Pinpoint Recovery Solutions, Inc. An "executive officer" is the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for Pinpoint Recovery Solutions Corp.

OR

2. You had individual income (exclusive of any income attributable to your spouse) of more than $200,000 in each of the two most recent fiscal years, and reasonably expect to have an individual income in excess of $200,000 in the current year, or your spouse and you had a joint income in excess of $300,000 in each of the two most recent fiscal years, and you reasonably expect to have a joint income in excess of $300,000 in the current year. For purposes hereof, income means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (i) the amount of any tax exempt interest income under Section 103 of the Internal Revenue Code (the "Code") received, {ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, {iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. In determining personal income, however, unrealized capital gains should not be included.

OR

3. You have an individual net worth, or your spouse and you have a combined net worth, in excess of $1,000,000. For purposes of this statement, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

FOR TRUSTS ONLY

4. The Trust has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of Pinpoint Recovery Solutions Corp. and the purchase of such securities is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks and merits of the prospective investment in such securities.

FOR CORPORATIONS, PARTNERSHIPS OR OTHER PURCHASING ENTITIES

5. Any corporation, partnership, limited liability company or limited liability partnership not formed for the specific purpose of acquiring securities of Pinpoint Recovery Solutions Corp., with total assets in excess of $5,000,000.

OR

6. All equity owners of the purchasing entity are Accredited Investors.